Amendment to
                              Fee Waiver Agreement

This agreement between AXP International Equity Index Fund, AXP Mid Cap Index Fund, AXP Nasdaq 100 Index, AXP S&P 500 Index Fund, Total Stock Market Index Fund (each a "Fund"), American Express Financial Corporation ("AEFC") and American Express Client Service Corporation ("AECSC") dated September 9, 1999 (the "Agreement") is hereby amended as follows:

     The Agreement will terminate on January 31, 2002 unless extended as to any Fund by written agreement of that Fund, AEFC and AECSC.

This amendment is dated as of January 31, 2001.

AXP Market Advantage Series, Inc.
         AXP International Equity Index Fund
         AXP Mid Cap Index Fund
         AXP Nasdaq 100 Index Fund
         AXP S&P 500 Index Fund
         AXP Total Stock Market Index Fund



By:  /s/ Leslie L. Ogg
     -----------------
         Leslie L. Ogg
         Vice President



AMERICAN EXPRESS FINANCIAL CORPORATION



By:  /s/ Paula R. Meyer
     --------------------
         Paula R. Meyer
         Vice President



AMERICAN EXPRESS CLIENT SERVICE CORPORATION



By:  /s/ Bridget Sperl
     ---------------------
         Bridget Sperl
         Vice President